THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

                               PROMISSORY NOTE


$300,000.00                                                   September 3, 1998
                                                          Cupertino, California

     For value received, Gregory Casciaro, (the "EMPLOYEE"), promises to pay to General Surgical Innovations, Inc. (the "HOLDER"), the principal sum of Three Hundred Thousand Dollars ($300,000.00). Interest shall accrue from the date of this Note on the unpaid principal amount at a rate equal to five and 42/100 percent (5.42 %) per annum, compounded monthly. This Note is subject to the following terms and conditions:

     1.   MATURITY.   Principal and any accrued but unpaid interest under
this Note shall be due and payable upon demand by the Holder at any time after the earlier of (i) April 3, 2003 or (ii) the date on which the Employee is no longer Chief Executive Officer of the Holder.

     2. PAYMENT. All payments shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Employee. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal. Prepayment of this Note may be made at any time without penalty.

     3. TRANSFER; SUCCESSORS AND ASSIGNS. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Notwithstanding the foregoing, the Employee may not assign, pledge, or otherwise transfer this Note without the prior written consent of the Holder. Subject to the preceding sentence, this Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Holder. Thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note.

     4. GOVERNING LAW. This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

     5. NOTICES. Any notice required or permitted by this Note shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by a nationally-recognized delivery service (such as Federal Express or UPS), or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party's address as set forth below or as subsequently modified by written notice.

     6. AMENDMENTS AND WAIVERS. Any term of this Note may be amended only with the written consent of the Employee and the Holder. Any amendment or waiver effected in accordance with this Section 6 shall be binding upon the Employee, the Holder and each transferee of the Note.

     7. ACTION TO COLLECT ON NOTE. If action is instituted to collect on this Note, the Employee promises to pay all costs and expenses, including reasonable attorney's fees, incurred in connection with such action.


                                       EMPLOYEE

                                       GREGORY CASCIARO

                                       By: /s/ Gregory Casciaro
                                           -------------------------------

                                       Address: 10460 Bubb Road
                                                Cupertino, CA 95014
                                                --------------------------

AGREED TO AND ACCEPTED:

HOLDER

GENERAL SURGICAL INNOVATIONS, INC.

By: /s/ Mark Wan
    ------------------------------

Name: Mark Wan
     -----------------------------
                (print)
Title: Director
       ---------------------------

Address:  10460  Bubb Road
          Cupertino,  CA 95014

                                 CASH BONUS AGREEMENT

     THIS CASH BONUS AGREEMENT ("Agreement") is entered into this 3rd day of September, 1998, by and between GENERAL SURGICAL INNOVATIONS, INC., a California corporation ("Company") and GREGORY CASCIARO ("Executive").

     WHEREAS, the board of directors has determined that it is in the Company's best interests to enter into this Agreement for the purpose of retaining Executive as a valued employee of the Company and providing an incentive for him to maximize his efforts on the Company's behalf;

     NOW, THEREFORE, the Company and Executive agree as follows:

     1. PAYMENT OF CASH BONUSES. Company agrees to pay Executive a cash bonus in the amount of $68,750 on September 3, 1998 and in the amount of $4,737.13 on the Third day of each calendar month thereafter until and including April 3, 2003, provided that Executive continues to serve as the chief executive officer of the Company as of the applicable date. If (a) Executive is terminated on or prior to a bonus payment date without cause or
(b) in the event of the acquisition, sale or transfer of a majority of the outstanding shares, a sale of all or substantially all of the assets or another change of control of the Company (except a merger or sale effected solely for the purpose of changing the domicile of the Company), the Company shall pay to Executive a cash bonus in an amount equal to the aggregate value of all bonus payments that would otherwise have been received by Executive pursuant to this Section 1.

     2. FORFEITURE OF FUTURE CASH BONUSES. Except as set forth in Section 1, if Executive terminates employment with the Company for any reason, whether voluntarily or involuntarily, prior to a bonus payment date specified in Section 1, then he shall not be entitled to receive any further cash bonuses under this Agreement but shall be entitled to retain such cash bonuses that have previously been paid to him.

     3. TAX WITHHOLDING. All payments under this Agreement shall be subject to and net of all applicable federal, state and local tax withholding requirements.

     4. GROSS-UP AMOUNT. Each bonus payment set forth in Section 1 will be increased by an amount sufficient to permit the Executive to pay his taxes on such payment (the "Gross Up Payment") and on the amount of the Gross Up Payment itself.

     5. NON-TRANSFERABILITY; CREDITOR RIGHTS. Executive's right to receive cash bonuses under this Agreement may not be sold, pledged assigned hypothecated, transferred, or disposed of in any manner. Executive shall have no greater rights pursuant to this Agreement than that of a general unsecured creditor of the Company. Company shall have no obligation to set aside any property to fund its obligations hereunder and Executive shall have no rights in any particular property of the Company as a result of the award hereunder.

     6. GOVERNING LAW. This Cash Bonus Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts wholly made and performed in the state of California.


                                  COMPANY: GENERAL SURGICAL INNOVATIONS, INC.



                                  By: /s/ Mark Wan
                                      ---------------------------------------


                                  Its: Director
                                       --------------------------------------


                                  EXECUTIVE: GREGORY CASCIARO


                                  /s/ Gregory Casciaro
                                  -------------------------------------------